UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2018 (September 13, 2018)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2018, the Board of Directors of Tivity Health, Inc. (the “Company”) approved the appointment of Ryan Wagers as Chief Accounting Officer of the Company effective October 15, 2018, and Mr. Wagers will begin employment with the Company on that date.

From November 2016 to present, Mr. Wagers, 41, has served as SVP, Chief Accounting Officer and Treasurer of Sitel Worldwide Corporation (“Sitel”), a privately held company where he has worked since 2008.  Sitel is in the customer experience management industry, offering clients a wide array of business process outsourcing services.  During his tenure at Sitel, Mr. Wagers has held a variety of financial leadership roles.  From February 2016 until November 2016, he was SVP, Shared Services of Sitel.  From 2011 to February 2016, he served as Chief Accounting Officer of Sitel.  Earlier in his career, he spent three years at Deloitte LLP, where he served as an Audit Manager, and three years with PricewaterhouseCoopers LLP, where he served as a Senior Auditor. Mr. Wagers earned his B.A. degree in Economics from Vanderbilt University and a Masters in Accountancy from Belmont University.

In connection with Mr. Wagers’ appointment as Chief Accounting Officer, on September 14, 2018, the Company and Mr. Wagers entered into an offer of employment letter pursuant to which Mr. Wagers will be entitled to receive an initial base salary of $260,000.  Mr. Wagers will be eligible to participate in the Company’s bonus program, with an initial bonus target of 35% of his base salary. Additionally, Mr. Wagers will be eligible for the Company’s long-term incentive (“LTI”) plan, with an initial annual target value of $135,000.  Furthermore, Mr. Wagers will receive a one-time 2018 LTI award valued at $45,000 and a one-time signing bonus of $20,000, contingent upon execution of the bonus repayment agreement.  Mr. Wagers will be eligible to participate in all applicable benefit plans maintained by the Company.

In the event that Mr. Wagers’ employment is terminated by the Company without "cause" or by Mr. Wagers for "good reason," in addition to any accrued but unpaid benefits or base salary as of the date of termination, Mr. Wagers will be entitled to (i) continued payment of base salary then in effect, and (ii) group medical benefits, in each case, for one year after the date of termination and subject to Mr. Wagers’ execution of a full release of claims in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  September 19, 2018